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Exhibit 23.1

Consent of BDO Seidman, LLP, Independent Auditors

American Spectrum Realty, Inc.
Houston, Texas

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post Effective Amendment No. 2 Registration Statement filed on Form S-3 of our report dated February 27, 2004, relating to the consolidated financial statements and schedules of American Spectrum Realty, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Seidman, LLP
Dallas, Texas
May 19, 2004

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  Exhibit 23.1
Consent of BDO Seidman, LLP, Independent Auditors